EXHIBIT 4-C-3

                                                                   [Execution]


                              AMENDMENT NO. 3 TO
                          LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, dated as of January 3, 2005, by and among Hartmarx Corporation ("Hartmarx"), Coppley Apparel Group Limited ("Coppley", and together with Hartmarx, each individually, a "Borrower" and collectively, "Borrowers"), each of the companies listed on Exhibit A hereto (each, individually, a "Guarantor" and collectively, "Guarantors"), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), Congress Financial Corporation (Central), in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, "Agent"), JPMorgan Chase Bank, in its capacity as syndication agent for Lenders (in such capacity, "Syndication Agent") and Wells Fargo Foothill, LLC, in its capacity as documentary agent for Lenders (in such capacity, "Documentary Agent").

                              W I T N E S S E T H

         WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Loan and Security Agreement, dated August 30, 2002, by and among Agent, Lenders, JPMorgan Chase Bank, in its capacity as syndication agent for Lenders, Wells Fargo Foothill, LLC, in its capacity as documentary agent for Lenders, Borrowers and Guarantors (as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated February 25, 2003 and Amendment No. 2 to Loan and Security Agreement, dated July 22, 2004, as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

         WHEREAS, Borrowers and Guarantors have requested Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

         WHEREAS, by this Amendment No. 3, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

         NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

         1.1 Defined Terms. For purposes of this Amendment No. 3, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

         1.2 Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

         (a) "Amendment No. 3" shall mean this Amendment No. 3 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (b) "Documentary Agent" shall mean Wells Fargo Foothill, LLC, in its capacity as documentary agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor documentary agent hereunder.

         (c) "Monthly Average Excess Availability" shall mean, at any time, the daily average of the aggregate amount of the Excess Availability of Borrowers for the immediately preceding fiscal month based on the books and records of Agent.

         (d) "Syndication Agent" shall mean JPMorgan Chase Bank, in its capacity as syndication agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor syndication agent hereunder.

         1.3 Amendments to Definitions.

         (a) The definition of the term "Financing Agreements" in the Loan Agreement and in any of the other Financing Agreements is hereby amended to include, in addition and not in limitation, this Amendment No. 3.

         (b) The definition of the term "Applicable Margin" in the Loan Agreement and in any of the other Financing Agreements is hereby amended to delete the table therein in its entirety and replace it with the following:


                                                                   Applicable      Applicable        Applicable
        Quarterly Average                                           US Prime       Eurodollar      Canadian Prime
Tier    Excess Availability         Leverage Ratio                 Rate Margin     Rate Margin      Rate Margin
-------------------------------------------------------------------------------------------------------------------


1       $45,000,000 or more         2.00 to 1.00 or less               0%            1 1/2%              1%

2       Greater than or equal to    Greater than 2.00 to 1.00 but      0%            1 3/4%            1 1/4%
        $30,000,000 and less than   equal to or less than 3.00 to
        $45,000,000                 1.00

3       Greater than or equal to    Greater than 3.00 to 1.00 but     1/4%             2%              1 1/2%
        $15,000,000 and less than   equal to or less than 4.00 to
        $30,000,000                 1.00

4       Less than $15,000,000       Greater than 4.00 to 1.00         1/2%           2 1/4%            1 3/4%


         2. Letter of Credit Accommodations. Section 2.2(b) of the Loan Agreement is hereby amended to delete the reference therein to "two (2%) percent" and replace it with "one and three-quarters (1.75%) percent".

         3. Inventory Covenants. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(d) upon Agent's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default and for so long as the same is continuing, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely (provided, that, (i) any appraisal requested at such time as an Event of Default exists or has occurred and is continuing shall not be considered for purposes of the limitation on the number of appraisals provided for herein, and (ii) Borrowers shall not be required to deliver or cause to be delivered to Agent more than one (1) such appraisal in any twenty-four (24) month period at their expense, so long as Monthly Average Excess Availability is greater than $50,000,000 or no Event of Default has occurred and is continuing);"

         4. Appointment, Powers and Immunities.

                  4.1 Section 12.1 of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  "JPMorgan Chase Bank is hereby designated as the syndication agent, and Wells Fargo Foothill, LLC is hereby designated as the documentary agent. The designations of JPMorgan Chase Bank as syndication agent and Wells Fargo Foothill, LLC as documentary agent shall not create any rights in favor of such Lenders in such capacities nor subject such Lenders to any duties or obligations in such capacities."

                  4.2 Section 12.14 of the Loan Agreement is hereby deleted in its entirety.

         5. Term. Section 13.1(a) of the Loan Agreement is hereby amended to delete the reference therein to "February 28, 2006" and replace it with "February 28, 2009".

         6. Extension Fee. In addition to all other fees, charges, interest and expenses payable by any Borrower or Guarantor to Agent or Lenders under the Loan Agreement or the other Financing Agreements, Borrowers and Guarantors shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment No. 3, an extension fee in the amount of $300,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

         7. Representations, Warranties and Covenants. Borrowers and Guarantors jointly and severally represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants shall survive the execution and delivery hereof:

                  7.1 This Amendment No. 3 and each other agreement or instrument to be executed and delivered by Borrowers and the Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  7.2 The execution, delivery and performance of this Amendment No. 3 (a) are all within each Borrower's and each Guarantor's corporate powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

                  7.3 No Default or Event of Default exists or has occurred and is continuing.

                  7.4 On or before February 14, 2005, Borrowers and Guarantors shall deliver to Agent, in form and substance satisfactory to Agent, a modification agreement with respect to each of the Mortgages listed on Exhibit B hereto duly authorized, executed and delivered by the parties to such Mortgages.

                  7.5 On or before February 14, 2005, Borrowers and Guarantors shall deliver to Agent, in form and substance satisfactory to Agent, an updated endorsement to the existing title insurance policy or a new title insurance policy issued by Chicago Title Insurance Company with respect to each of the Mortgages listed on Exhibit B hereto (i) insuring the priority, amount and sufficiency of such Mortgages, each as amended by the modification agreements described in Section 7.4 above, and (ii) containing any legally available endorsements, assurance or affirmative coverage requested by Agent for protection of its interests.

                  7.6 On or before February 14, 2005, Borrowers and Guarantors shall deliver to Agent, in form and substance satisfactory to Agent, a Flood Hazard Certification with respect to the Real Property subject to all of the Mortgages.

         8. Conditions Precedent. This Amendment No. 3 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                  8.1 Agent shall have received an executed original or executed original counterparts of this Amendment No. 3 (as the case may be), duly authorized, executed and delivered by Borrowers and Guarantors;

                  8.2 No Default or Event of Default shall exist or have occurred and be continuing.

         9. Provisions of General Application.

                  9.1 Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement. Agent represents and warrants to Borrowers and Guarantors that Agent has exercised its option under Section 11.3(a) of the Loan Agreement to execute and deliver this Amendment No. 3 with the authorization of the Required Lenders, and Agent has received the authorization of the Required Lenders for Agent to execute and deliver this Amendment No. 3 on their behalf as required under Section 11.3(a) of the Loan Agreement.

                  9.2 Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

                  9.3 Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle such Borrower or Guarantor to any other consent.

                  9.4 Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 3.

                  9.5 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

                  9.6 Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile shall also deliver an originally executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 3.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the date and year first above written.


AGENT                                           BORROWERS AND GUARANTORS

CONGRESS FINANCIAL CORPORATION
(CENTRAL), as Agent and as Lender               HARTMARX CORPORATION


By: /s/ Vicky Geist                             By: /s/ Glenn R. Morgan
    ------------------------------                  --------------------------
Title: Vice President                           Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer


                                                COPPLEY APPAREL GROUP LIMITED


                                                By: /s/ Glenn R. Morgan
                                                    --------------------------
                                                Title: Vice President


                                                EACH OF THE COMPANIES LISTED ON
                                                EXHIBIT A HERETO


                                                By: /s/ Glenn R. Morgan
                                                    ---------------------------
                                                Title: Vice President of each
                                                       company

LENDERS

JPMORGAN CHASE BANK, N.A., as Syndication
Agent and as Lender (formerly known as
JP Morgan Chase Bank)


By: /s/ John M. Hariazcyi
    ------------------------------------
Title: Vice President


WELLS FARGO FOOTHILL, LLC, as Documentary
Agent and as Lender

By: /s/ Eunnie Kim
    -------------------------------
Title: Vice President


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


                [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]



LaSalle Bank, N.A.


By: /s/ Marcus Montanye
    -----------------------
Title: First Vice President


The CIT Group/Commercial Services, Inc.


By: /s/ Timothy E. Cropper
    --------------------------
Title: Vice President


UPS Capital Corporation


By: /s/ John P. Holloway
    ---------------------------
Title: Director of Portfolio Management


Webster Business Credit Corporation


By: /s/ Otto Brunke
    ----------------------------
Title: Assistant Vice President


RZB Finance LLC


By: /s/ Eric Salat
    ------------------------------
Title: Group Vice President


By: /s/ Hermine Kirilos
    ------------------------------
Title: Group Vice President

                                   EXHIBIT A
                                      TO
                                AMENDMENT NO. 3
                                      TO
                          LOAN AND SECURITY AGREEMENT

1.   Anniston Sportswear Corporation
2.   Consolidated Apparel Group, Inc.
3.   Direct Route Marketing Corporation
4.   Exclusively Misook Apparel, Inc.
5.   Hart Schaffner & Marx
6.   Hickey-Freeman Co., Inc. (f/k/a NYH-F Co., Inc.)
7.   HMX Sportswear, Inc.
8.   International Women's Apparel, Inc.
9.   Jaymar-Ruby, Inc.
10.  HMX Luxury, Inc.
11.  M. Wile & Company, Inc.
12.  National Clothing Company, Inc.
13.  Universal Design Group, Ltd.
14.  Briar, Inc.
15.  Chicago Trouser Company, Ltd.
16.  C. M. Clothing, Inc.
17.  C. M. Outlet Corp.
18.  Country Miss, Inc.
19.  Country Suburbans, Inc.
20.  E-Town Sportswear Corporation
21.  Fairwood-Wells, Inc.
22.  Gleneagles, Inc.
23.  Handmacher Fashions Factory Outlet, Inc.
24.  Handmacher-Vogel, Inc.
25.  Hartmarx International, Inc.
26.  Hart Services, Inc.
27.  Thos. Heath Clothes, Inc.
28.  Higgins, Frank & Hill, Inc.
29.  Hoosier Factories, Incorporated
30.  HSM University, Inc.
31.  Intercontinental Apparel, Inc.
32.  JRSS, Inc.
33.  Kuppenheimer Men's Clothiers Dadeville, Inc.
34.  106 Real Estate Corp.
35.  Robert Surrey, Inc.
36.  Robert's International Corporation
37.  SALHOLD, Inc.
38.  Seaford Clothing Co.
39.  Society Brand, Ltd.
40.  TAG Licensing, Inc.
41.  Tailored Trend, Inc.
42.  Thorngate Uniforms, Inc.
43.  Trade Finance International Limited
44.  Winchester Clothing Company
45.  Yorke Shirt Corporation

                                   EXHIBIT B
                                      TO
                                AMENDMENT NO. 3
                                      TO
                          LOAN AND SECURITY AGREEMENT

                          List of Modified Mortgages


1. Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing given by Hart Schaffner & Marx to Agent with respect to the real property located at 2613 Fifth Street, Rock Island, Illinois.

2. Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing given by M. Wile & Company, Inc. with the respect to the real property located at 915 McNabb, Rector, Arkansas.